MAINSTAY FUNDS TRUST

AMENDMENT TO THE

AMENDED AND RESTATED MANAGEMENT AGREEMENT

This Amendment to the Amended and Restated Management Agreement is hereby made as of the 28th day of August, 2023, between the MainStay Funds Trust, a Delaware statutory trust (the “Trust”), on behalf of its series as set forth on Schedule A (each, a “Fund,” and collectively, the “Funds”) and New York Life Investment Management LLC, a Delaware limited liability company (the “Manager”).

WHEREAS, the Trust and the Manager are parties to the Amended and Restated Management Agreement, dated February 27, 2015, as amended (the “Agreement”); and

WHEREAS, the Trust and the Manager hereby wish to amend Schedule A of the Agreement to update the fee schedule for MainStay CBRE Global Infrastructure Fund;

NOW, THEREFORE, the parties agree as follows:

(i) Schedule A is hereby amended by deleting it in its entirety and replacing it with the Schedule attached hereto.

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 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers and attested as of the date first written above.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

Attest:  /s/ Brian J. McGrady     By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady  Name: Kirk C. Lehneis

Title:  Director and Associate General Counsel Title: Senior Managing Director

MAINSTAY FUNDS TRUST

Attest:  /s/ Brian J. McGrady     By: /s/ Kirk C. Lehneis

Name: Brian J. McGrady    Name: Kirk C. Lehneis

Title:  Assistant Secretary    Title:  President

SCHEDULE A

(As of August 28, 2023)

For all services rendered by the Manager hereunder, each Fund of the Trust shall pay the Manager and the Manager agrees to accept as full compensation for all services rendered hereunder, an annual fee equal to the following:

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Balanced Fund	0.65% on assets up to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay Candriam Emerging Markets Equity Fund	1.00% on assets up to $1 billion; and 0.975% on assets over $1 billion
MainStay CBRE Global Infrastructure Fund	0.85% on assets up to $3 billion; and 0.84% on assets over $3 billion
MainStay CBRE Real Estate Fund	0.75% on all assets
MainStay Conservative Allocation Fund	0.00%*
MainStay Conservative ETF Allocation Fund	0.20% on all assets
MainStay Cushing MLP Premier Fund	1.10% on assets up to $3 billion; and 1.05% on assets over $3 billion
MainStay Defensive ETF Allocation Fund	0.20% on all assets
MainStay Epoch Capital Growth Fund	0.75% on all assets
MainStay Epoch Global Equity Yield Fund	0.70% on all assets
MainStay Epoch International Choice Fund	0.80% on assets up to $5 billion; 0.775% on assets from $5 billion to $7.5 billion; and 0.75% on assets over $7.5 billion
MainStay Epoch U.S. Equity Yield Fund	0.70% on assets up to $500 million; 0.68% on assets from $500 million to $1 billion; 0.66% on assets from $1 billion to $2 billion; and 0.65% on assets over $2 billion
MainStay Equity Allocation Fund	0.00%*
MainStay Equity ETF Allocation Fund	0.20% on all assets
MainStay ESG Multi-Asset Allocation Fund	0.20% on all assets
MainStay Fiera SMID Growth Fund	0.75% on all assets

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay Floating Rate Fund	0.60% on assets up to $1 billion; 0.575% on assets from $1 billion to $3 billion; and 0.565% on assets over $3 billion
MainStay Growth Allocation Fund	0.00%*
MainStay Growth ETF Allocation Fund	0.20% on all assets
MainStay MacKay California Tax Free Opportunities Fund	0.45% on assets up to $1 billion 0.43% on assets from $1 billion to $3 billion; and 0.42% on assets over $3 billion
MainStay MacKay High Yield Municipal Bond Fund

0.55% on assets up to $1 billion;

0.54% on assets from $1 billion to $3 billion;
0.53% on assets from $3 billion to $5 billion;
0.52% on assets from $5 billion to $7 billion;

0.51% on assets from $7 billion to $9 billion;
0.50% on assets from $9 billion to $11 billion;
0.49% on assets from $11 billion to $13 billion; and
0.48% over $13 billion

MainStay MacKay New York Tax Free Opportunities Fund	0.45% on assets up to $1 billion 0.43% on assets from $1 billion to $3 billion; and 0.42% on assets over $3 billion
MainStay MacKay Short Duration High Yield Fund	0.65% on all assets
MainStay MacKay Short Term Municipal Fund	0.35% on assets up to $1 billion 0.33% on assets from $1 billion to $5 billion; and 0.32% on assets over $5 billion
MainStay MacKay Strategic Municipal Allocation Fund	0.40% on all assets
MainStay MacKay Total Return Bond Fund	0.45% on assets up to $1 billion; 0.44% on assets from $1 billion to $3 billion; and 0.43% on assets over $3 billion
MainStay Moderate Allocation Fund	0.00%*
MainStay Moderate ETF Allocation Fund	0.20% on all assets
MainStay PineStone Global Equity Fund	0.80% on all assets
MainStay PineStone International Equity Fund	0.80% on all assets
MainStay PineStone U.S. Equity Fund	0.55% on all assets
MainStay Short Term Bond Fund	0.25% on assets up to $1 billion; and 0.20% on assets over $1 billion

FUND	ANNUAL RATE AS A PERCENTAGE OF DAILY NET ASSETS
MainStay S&P 500 Index Fund	0.16% on assets up to $2.5 billion; and 0.15% on assets over $2.5 billion
MainStay WMC Growth Fund	0.70% on assets up to $500 million; 0.65% on assets from $500 million to $1 billion; 0.625% on assets from $1 billion to $2 billion; and 0.60% on assets over $2 billion
MainStay WMC International Research Equity Fund	0.75% on all assets
MainStay WMC Small Companies Fund	0.80% on assets up to $1 billion; 0.775% on assets from $1 billion to $2 billion; and 0.75% on assets over $2 billion

* The Manager will receive no fee from the Fund, although the parties acknowledge that the

Manager or its affiliates shall receive compensation from other registered investment companies, including other series of the Trust, in connection with assets of the Fund that are invested in such investment companies.